Exhibit 99.1
Confidential
Local.com® Names Interim CFO
IRVINE, Calif., Oct. 19, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that Ken Cragun has been named interim chief financial officer, effectively immediately. Cragun replaces Brenda Agius, who is leaving the company for personal reasons.
Cragun has served as the company’s vice president of finance since April of 2009. Previously, Cragun served as chief financial officer of Modtech Holdings, Inc., a supplier of modular buildings, from June 2006 to March 2009. Prior to that time, Cragun held several positions with MIVA, Inc, an online advertising and media company, including senior vice president of finance. Cragun also held CFO positions at ImproveNet, Inc. and NetCharge.com Inc.
“Ken has served as the backbone of the company’s finance operation since April 2009, and we are looking forward to his contributions as interim CFO,” said Heath Clarke, Local.com chairman and chief executive officer. “The company thanks Brenda for the significant contributions she has made to Local.com’s success, and supports her decision to be closer to her family on the East Coast. I wish her the best in her future endeavors.”
“It is an exciting time for the company,” said Cragun. “I look forward to leveraging my knowledge and experience within the search industry in support of Local.com’s continued growth and strengthening market position.”
Agius recently married and will be relocating permanently to the East Coast in order to be closer to her husband and family. She will continue to provide Local.com with support as may be needed to assist the company in transitioning her efforts.
“I came to Local.com to help lead the company to profitability and for the challenge of setting it on a strong financial path,” said Agius. “I am proud that we have accomplished these goals and that Local.com is well positioned for future growth. I leave with the knowledge and confidence that the company has all the capabilities and the resources it needs to move ahead under the leadership of Heath Clarke.”
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com owns or manages over 100,000 geo-category domain sites, and tens of thousands of small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.

Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Investor Relations and Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com